UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    August 10, 2018

CORVEL CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-19291	33-0282651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2010 Main Street, Suite 600, Irvine, California	92614
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code    (949) 851-1473

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 10, 2018, CorVel Corporation (the “Company”) announced plans to transition the services of Ken Cragun as Chief Financial Officer of the Company to be effective on October 1, 2018. Mr. Cragun has served as Chief Financial Officer pursuant to a services agreement with Hardesty, LLC, a national executive services firm. Mr. Cragun will continue providing services as a consultant to the Company through this transition period. We thank him for his outstanding work as Chief Financial Officer during this transition period.

On August 10, 2018, the Company announced the appointment of Brandon O’Brien as Chief Financial Officer and Principal Financial Officer of the Company, replacing Ken Cragun, to be effective on October 1, 2018. Mr. O’Brien, age 38, has been with the Company for 15 years since he joined the Company as a financial analyst in 2003. Mr. O’Brien previously served as Area Vice President from 2015 to 2018, as Director of Business Operations from 2010 to 2015, as Director of Finance, Enterprise Comp and Manager of Analytics from 2007 to 2010, and as Manager of Analytics from 2006 to 2007. Mr. O’Brien holds a degree in Business Administration from the University of Southern California. In connection with his appointment as Chief Financial Officer and Principal Financial Officer, Mr. O’Brien’s annual base salary will be increased to $205,000 and he was granted an option to purchase 1,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock on the date of grant, subject to the terms of the CorVel Restated Omnibus Incentive Plan (Formerly the Restated 1988 Executive Stock Option Plan). Since April 1, 2017, Mr. O’Brien has been granted stock options for an aggregate of 9,400 shares of common stock. Mr. O’Brien will also be eligible for a discretionary annual bonus and additional discretionary option grants from time to time pursuant to the Company’s stock option plan in effect at such time. Mr. O’Brien will also be eligible to participate in the Company’s standard employee benefit plans.

There are no other arrangements or understandings between Mr. O’Brien and any other persons pursuant to which he was selected as Chief Financial Officer and Principal Financial Officer. In addition, there are no family relationships between Mr. O’Brien and any other director or executive officer of the Company.

On August 10, 2018, the Company announced the appointment of its current Director of Accounting, Jennifer Yoss, age 40, as Vice President of Accounting and Principal Accounting Officer of the Company to be effective on October 1, 2018. Ms. Yoss has been with the Company for over 15 years, joining the Company as Manager, Accounting in March 2003. Ms. Yoss was promoted to Director, Accounting and has served in that position since June 2014. Ms. Yoss was previously an auditor for the accounting firm of Grant Thornton. Ms. Yoss holds an undergraduate degree in Accounting from Oregon State University. In connection with her appointment as Vice President of Accounting and Principal Accounting Officer, Ms. Yoss’ annual base salary will be increased to $135,000 and she was granted an option to purchase 600 shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock on the date of grant, subject to the terms of the CorVel Restated Omnibus Incentive Plan. Since April 1, 2017, Ms. Yoss has been granted stock options for an aggregate of 2,800 shares of common stock. Ms. Yoss will also be eligible for a discretionary annual bonus and discretionary option grants pursuant to the Company’s stock option plan in effect at such time. Ms. Yoss will also be eligible to participate in the Company’s standard employee benefit plans.

There are no other arrangements or understandings between Ms. Yoss and any other persons pursuant to which she was selected as Vice President of Accounting and Principal Accounting Officer. In addition, there are no family relationships between Ms. Yoss and any other director or executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVEL CORPORATION
(Registrant)

Dated: August 10, 2018	/s/ MICHAEL COMBS
Michael Combs,
President